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                           Verizon West Virginia Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                         Nine Months Ended
(Dollars in Thousands)                                   September 30, 2001
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Income before provision for income taxes                           $ 201,689
Equity in loss from affiliates                                         1,309
Dividends received from equity affiliate                                 116
Interest expense                                                      13,724
Portion of rent expense representing interest                          5,508
Amortization of capitalized interest                                     410
                                                       -------------------------

Earnings, as adjusted                                               $222,756
                                                       =========================

Fixed charges:
Interest expense                                                     $13,724
Portion of rent expense representing interest                          5,508
Capitalized interest                                                   2,092
                                                       -------------------------

Fixed Charges                                                        $21,324
                                                       =========================

Ratio of Earnings to Fixed Charges                                     10.45
                                                       =========================